UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2006

DANKA BUSINESS SYSTEMS PLC

(Exact name of registrant as specified in its charter)

England & Wales	0-20828	98-0052869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11101 Roosevelt Boulevard St. Petersburg, Florida 33716	and	Masters House 107 Hammersmith Road London W14 0QH England

(Addresses of principal executive offices)

Registrant’s telephone number, including area code:

727-622-2100 in the United States

011-44-207-605-0150 in the United Kingdom

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 14, 2006, Danka Business Systems PLC (the “Company”) issued a press release announcing the appointment of A.D Frazier as its Chairman and Chief Executive Officer effective March 14, 2006. The Company’s current Chairman, W. Andrew McKenna, has relinquished the Chairmanship of the Company and will remain on its Board of Directors. The Company’s current Chief Executive Officer, Todd Mavis, will be leaving the Company after a transition period and will also resign his directorship with the Company.

The press release is attached as Exhibit 99.1 hereto.

ITEM 9.01. Financial Statements and Exhibits

(a)	Not required.

(b)	Not required.

(c)	Exhibits.

Exhibit	Description of Document
99.1	Press release dated March 14, 2006 of Danka Business Systems Plc., announcing the appointment of A.D Frazier as Chairman and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Danka Business Systems PLC

	By:	/s/ Keith J. Nelsen
Dated: March 14, 2006		Keith J. Nelsen Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 14, 2006 of Danka Business Systems Plc., announcing the appointment of A.D Frazier as Chairman and Chief Executive Officer.